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                                                                    Exhibit 99.3
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     MIDDLEFIELD BANC CORP. -- DIVIDEND REINVESTMENT PLAN AUTHORIZATION CARD

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
I hereby authorize the Dividend Reinvestment Plan Administrator and Middlefield    Check One Box Only:
Banc Corp. to apply cash dividends from common stock of Middlefield Banc Corp.     [ ] FULL DIVIDEND REINVESTMENT on all shares
registered in my name, and/or credited in my account under this Plan, and          held, with the option of purchasing stock with
any optional cash payments made by me in accordance with the Plan, to the          optional cash payments
purchase of full and fractional shares of Middlefield Banc Corp. common stock.
                                                                                   [ ] PARTIAL DIVIDEND REINVESTMENT on ______
To enroll in the Dividend Reinvestment Plan, return your completed                 shares held, with the option of purchasing stock
Authorization Card to the Plan Administrator at the following address              with optional cash payments

                                                                                   [ ] OPTIONAL CASH PAYMENTS ONLY

                                                                                              --------------------
         Dividend Reinvestment Plan Administrator
         Middlefield Banc Corp.                                                   I wish to make an optional cash payment in the
         15985 East High Street                                                   amount of $______________ (check or money order
         Middlefield, Ohio  44062-0035                                            payable to The Middlefield Banking Company)

Please print your name (exactly as it appears on your registered common stock)
and address:                                                                          -------------------------------
                                                                                            Stockholder Signature
Name:                            Address:                              (street),
     ----------------------------        ------------------------------               --------------------------------
                                                                                        Area Code -- Telephone Number
                   (city),                     (state),              (zip code)
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                                                                             Dated:                               , 200
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Completion of this card authorizes Middlefield Banc Corp. to enroll you in the
Dividend Reinvestment Plan in one of the following ways:

     FULL DIVIDEND REINVESTMENT -- The dividends on all shares of Middlefield Banc Corp. common stock registered in your name as well as shares credited to your account under the Plan will automatically be reinvested in additional shares of common stock. You may also make optional payments.

     PARTIAL DIVIDEND REINVESTMENT -- The dividends solely on the number of shares that are specified on the authorization card will be applied toward the purchase of additional common stock. You may also make optional payments.

     OPTIONAL CASH PAYMENTS -- Optional cash payments may be made at any time. The minimum optional cash payment is $50 and the maximum amount is $5,000 annually. To make an optional cash payment with this Authorization Form, indicate the amount and enclose a check or money order payable to the order of The Middlefield Banking Company.

     Your participation in the Plan and the Plan Administrator's authorization herein are subject to the terms and conditions set forth in the Prospectus describing the Plan. No interest will be paid on any amounts pending investment.

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